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                                                                   Exhibit 10.31

                                                     E x e c u t i o n   C o p y


                        CATELLUS DEVELOPMENT CORPORATION
                  AMENDED AND RESTATED STOCK OPTION AGREEMENT


     This Amended and Restated Stock Option Agreement (this "Agreement") is entered into as of March 22, 1996 between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                               Joseph R. Seiger

(the "Optionee") with reference to the following facts:

     A. The Optionee is an existing director of Catellus who has agreed to become the Chairman of the Catellus Board of Directors (the "Board") and thereby to assume substantial additional responsibilities and time commitments for the benefit of Catellus.

     B. In consideration of the foregoing and to further the identity of interests of the Optionee with those of the stockholders of Catellus, the Board wishes to grant to the Optionee an option to purchase shares of the common stock of Catellus, par value $0.01 per share (the "Common Stock"), on the terms set forth herein.

     NOW, THEREFORE, Catellus and the Optionee agree as follows:

         1. GRANT OF OPTION. Catellus hereby grants an option (the "Option") to the Optionee to purchase, from time to time, an aggregate of

                                    100,000

shares of Common Stock (the "Option Shares") during the period commencing July 27, 1994 and ending July 27, 2004 (the "Option Period"), on the terms and subject to the conditions set forth in this Agreement. The exercise price of the Option shall be $6.975 per share (the "Option Purchase Price").

         2. EXERCISE OF OPTION. Subject to the provisions of Sections 10 and 11 of this Agreement, the Option shall become exercisable (a) as to the entire number of the Option Shares on and after July 27, 2002 or (b) if earlier, in the following installments on and after January 1, 1997 (the "Vesting Date") provided the specified conditions are met:

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              (i) The Option may be exercised as to 25% of the Option Shares on and after the Vesting Date provided the average of the Closing Price of a share of Common Stock for any 30 consecutive trading days following the Date of Grant is at least $8.50;

              (ii) The Option may be exercised as to 50% of the Option Shares on and after the Vesting Date provided the average of the Closing Price of a share of Common Stock for any 30 consecutive trading days following the Date of Grant is at least $10.50;

              (iii) The Option may be exercised as to 75% of the Option Shares on and after the Vesting Date provided the average of the Closing Price of a share of Common Stock for any 30 consecutive trading days following the Date of Grant is at least $12.50; and

              (iv) The Option may be exercised as to the entire number of the Option Shares on and after the Vesting Date provided the average of the Closing Price of a share of Common Stock for any 30 consecutive trading days following the Date of Grant is at least $15.00;

provided, however, that the Option shall not be exercisable following the
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expiration of the Option Period or the earlier lapse or termination of the
Option as provided in this Agreement.

     For purposes of this Section 2, the term "Closing Price" shall mean, for any trading day, the closing price of a share of Common Stock on such day (i) on the New York Stock Exchange ("NYSE"), if the Common Stock is then listed on such exchange, (ii) if the Common Stock is not listed on the NYSE, on the principal national stock exchange on which the Common Stock is then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Stock is not then listed on any national stock exchange or reported by NASDAQ, then the Closing Price shall be determined in any reasonable manner approved by the Committee.

     3.  PROCEDURE FOR EXERCISE OF OPTION.

         a. The Option may be exercised in whole or in part, when vested as provided in Section 2 above, by delivery of a written notice of such exercise, which notice shall state the number of Option Shares in respect of which the Option is being exercised, and shall be delivered to the Secretary of Catellus or mailed, addressed to the Secretary of Catellus at its offices located at 201 Mission Street, San Francisco, California 94105.

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         b.   Any such notice of exercise shall be accompanied by payment in full of the Option Purchase Price for the Option Shares in respect of which the election is made. Such payment may be made in cash, Common Stock of Catellus held by the Optionee for at least six months or such other property as the Compensation and Benefits Committee of the Board (the "Committee") shall determine. If shares of Common Stock are tendered as payment, such shares shall be valued at the Fair Market Value thereof as of the date of exercise of the Option. An election to exercise the Option, whether in whole or in part, shall be irrevocable when made.

         c. For purposes of this Agreement, the "Fair Market Value" of shares of the Common Stock at any date shall be deemed to be the average of the closing prices, or the average of the closing bid and asked quotations, as applicable, of the Common Stock for the five trading days immediately preceding the applicable date on (i) the New York Stock Exchange ("NYSE") , if shares of the Common Stock are then listed on the NYSE, or (ii) if shares of the Common Stock are not then listed on the NYSE, then on the principal stock exchange on which the Common Stock is then listed, or (iii) if shares of the Common Stock are not then listed on any stock exchange, then as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Common Stock is not then listed on any stock exchange or reported by NASDAQ, then the Fair Market Value of shares of the Common Stock shall be determined in such reasonable manner as shall be approved by the Committee.

     4. FRACTIONAL SHARES. No fractional shares, or cash in lieu thereof, shall be issued pursuant to this Agreement.

     5. TAXES. Catellus may withhold any federal, state or local taxes required by applicable law to be withheld upon any exercise of the Option through retention of such number of whole shares of Common Stock otherwise issuable upon such exercise as shall have a Fair Market Value at least equal to such amount as shall be required to comply with such withholding requirements.

     6. ASSIGNMENT OF OPTION. The Option is not assignable or transferable by the Optionee, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act of 1974, or rules thereunder, and, subject to the foregoing, may be exercised during the lifetime of the Optionee only by the Optionee, or if the Optionee is disabled, by his legal representative.

     7. EXERCISE ON DEATH OF OPTIONEE. If the Optionee ceases to be a director of Catellus by reason of death, and the Option has theretofore become vested, any unexercised portion of the Option remaining as of the date of his death may be exercised by the Optionee's personal representative, or by the person to whom such

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rights shall pass by will or the laws of descent and distribution, at any time within a period of up to one year after such death, but not after the expiration of the Option Period.

     8. EXERCISE ON TERMINATION OF SERVICE. Subject to Section 7 above, in the event of termination of the Optionee's service as a director of Catellus after the Option has become vested, any portion of the Option which has not theretofore been exercised but is then vested may be exercised by the Optionee within three months following such termination; provided that, if the Optionee
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ceases to be a director of Catellus by reason of disability or death prior to
July 27, 1995, a fraction of the Option shall vest upon the date of such termination, which fraction shall be equal to the number of months elapsed from the date of grant of the Option (July 27, 1994) to the date of such termination, divided by 12.

     9. ADJUSTMENTS FOR CERTAIN EVENTS. In the event of a change in the capitalization of Catellus due to a stock split, stock dividend, recapitalization, merger, consolidation, or other event, the Option Shares subject to this Agreement shall be ' appropriately adjusted by the Committee to reflect such change.

     10. SHAREHOLDER APPROVAL. The grant of the Option to the Optionee set forth herein is subject to the approval of the stockholders of Catellus as required under the rules of the NYSE or receipt by Catellus of confirmation from the NYSE that such stockholder approval will not be required. In the event that neither such approval nor such confirmation is obtained within one year from the date of this Agreement or, if later, the date of the first annual meeting of Catellus stockholders held after the date hereof, then the Option shall not become exercisable to any extent and shall terminate upon the expiration of such period.

     11. CHANGE OF CONTROL.

         a. Notwithstanding the provisions of Section 2 above, the Option shall vest, and shall thereupon become exercisable in whole or in part from time to time at the election of the Optionee, immediately upon the occurrence of a Change of Control of Catellus.

         b. For purposes of this Agreement, a "Change of Control" of Catellus shall be deemed to have occurred upon the happening of any of the following events:

              (i) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (ii) below) of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (an

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         "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors, but excluding for this purpose:

                 (A) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS"), which as of the date hereof holds approximately 41% of the issued and outstanding Common Stock of Catellus, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

                  (B) any such acquisition (or holding) by Catellus or any of its subsidiaries, or any employee benefit plan (or related trust) of Catellus or such subsidiaries; or

                  (C) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of Catellus immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Catellus and of the combined voting power of the then outstanding voting securities of Catellus entitled to vote generally in the election of directors;

              (ii) individuals who, as of the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

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              (iii) approval by the stockholders of Catellus of (A) a
         reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and other voting securities of Catellus immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) of a complete liquidation or dissolution of Catellus, or (C) the sale or other disposition of all or substantially all of the assets of Catellus.

     12. VIOLATION OF LAW. Notwithstanding any other provision of this Agreement, the Optionee agrees that Catellus shall not be obligated to deliver any Option Shares if counsel to Catellus determines that exercise of the Option or delivery of such Option Shares would then not be in compliance with any law or regulation of any governmental authority or any agreement between Catellus and any national securities exchange upon which the Common Stock is listed; provided that, Catellus shall use its best efforts in any such event to take all
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action required to achieve such compliance as promptly as practicable.

     13. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Common Stock covered by the Option until he shall have become the holder of record of such shares of Common Stock, and, except for stock dividends as provided in Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall become the holder of record thereof.

     14. HEADINGS. The headings used in this Agreement are for convenience only and are not, and shall not be deemed, a part of this Agreement.

     15. AMENDMENT. This Agreement may be amended only by a writing signed by both the Optionee and Catellus.

     16. GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

     17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original document, with the same effect as if the signatures thereto and hereto were all set forth on the same document.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        "CATELLUS"

                                        CATELLUS DEVELOPMENT CORPORATION


                                        By: /s/ Nelson C. Rising
                                           ______________________________
                                             Nelson C. Rising,
                                             Chief Executive Officer

ATTEST:

/s/  Barbara Zeyen
___________________________
Assistant Secretary



                                        "EXECUTIVE"

                                        /s/  Joseph R. Seiger
                                        _____________________________________
                                        Joseph R. Seiger
                                        c/o Catellus Development Corporation
                                           201 Mission Street
                                           San Francisco, California 94105

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